Exhibit 99.1

PRESS RELEASE	Contact:	Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (October 29, 2018) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank, today announced net income of $16,170,000 for the quarter ended September 30, 2018, compared to $15,029,000 and $11,897,000 for the trailing quarter and the three months ended September 30, 2017, respectively. Diluted earnings per share were $0.53 for the quarter ended September 30, 2018, compared to $0.65 and $0.51 for the trailing quarter and three months ended September 30, 2017. The growth in net income as compared to the trailing quarter is primarily related to the acquisition of FNB Bancorp (“FNBB”) that was completed on July 6, 2018. In addition, the Company continued to benefit from the reduction in Federal income tax rate which declined to 21% effective January 1, 2018 as compared to 35% in prior periods.

Financial Highlights

Performance highlights and other developments for the Company included the following:

•	For the three and nine months ended September 30, 2018, the Company’s return on average assets was 1.05% and 1.15% and the return on average equity was 9.11% and 10.44%.

•	The Company completed the successful merger of FNBB effective July 6, 2018 with the systems integration being achieved just two weeks later.

•	As of September 30, 2018, the Company reached record levels of total assets, total loans and total deposits which were $6.32 billion, $4.03 billion and $5.09 billion, respectively.

•	The loan to deposit ratio increased to 79.1% at September 30, 2018 as compared to 77.2% at June 30, 2018 and 75.2% at December 31, 2017.

•	Net interest margin grew 18 basis points to 4.32% on a tax equivalent basis as compared to 4.14% in the trailing quarter.

•

Annualized organic loan and deposit growth during the nine months ended September 30, 2018 was 7.9% and 3.1%. During the current quarter, organic loan and deposit growth was 5.9% and 2.4% on an annualized basis.

•	Non-interest bearing deposits as a percentage of total deposits were 33.6% at September 30, 2018 and June 30, 2018 as compared to 34.1% at December 31, 2017.

•

The average rate of interest paid on deposits, including noninterest-bearing deposits, remained low and stable at 0.16%. This incorporates the impact of the FNBB deposit portfolio which had a 0.24% average cost of total deposits on the day of acquisition.

•	Non-performing assets to total assets were 0.46% as of September 30, 2018 as compared to 0.55% and 0.58% at June 30, 2018 and December 31, 2017, respectively.

President and CEO, Rick Smith commented, “This is an exciting time for Tri Counties Bank. Our entry to the San Francisco Peninsula, with the acquisition of twelve full service branches and an experienced management team from First National Bank of Northern California provides us new and expanded growth opportunities with both potential and existing relationships in that market. The pace of integration between Tri Counties Bank and First National Bank of Northern California demonstrates the commitment of personnel from both institutions to achieve success and also, the complimentary nature of the cultures that have been brought together. As of the end of the quarter, our acquisition related restructuring activities are nearly complete and the non-recurring costs associated with those activities are on track with budget. We look forward to realizing the synergies made possible by bringing a broader array of financial services with solutions to the deeply rooted relationships that were established during First National Bank’s 55 year history.”

Summary Results

The following is a summary of the components of the Company’s operating results and performance ratios for the periods indicated:

	Three months ended
	September 30,
(dollars and shares in thousands)	2018	2017	$ Change	% Change
Net interest income	$60,489	$44,084	$16,405	37.2%
Provision for loan losses	2,651	765	1,886
Noninterest income	12,186	12,930	(744)	(5.8%)
Noninterest expense	(47,378)	(37,222)	(10,156)	27.3%
Provision for income taxes	(6,476)	(7,130)	654	(9.2%)

Net income	$16,170	$11,897	$4,273	35.9%

Diluted earnings per share	$0.53	$0.51	$0.02	4.3%
Dividends per share	$0.17	$0.17	$—	0.0%
Average common shares	30,011	22,932	7,079	30.9%
Average diluted common shares	30,291	23,244	7,047	30.3%

Return on average total assets	1.05%	1.04%
Return on average equity	9.11%	9.38%
Efficiency ratio	65.19%	65.29%

	Three months ended
	September 30,	June 30,
(dollars and shares in thousands)	2018	2018	$ Change	% Change
Net interest income	$60,489	$45,869	$14,620	31.9%
Provision for (benefit from) loan losses	2,651	(638)	3,289
Noninterest income	12,186	12,174	12	0.1%
Noninterest expense	(47,378)	(37,870)	(9,508)	25.1%
Provision for income taxes	(6,476)	(5,782)	(694)	12.0%

Net income	$16,170	$15,029	$1,141	7.6%

Diluted earnings per share	$0.53	$0.65	$(0.11)	(17.3%)
Dividends per share	$0.17	$0.17	$—	0.0%
Average common shares	30,011	22,983	7,028	30.6%
Average diluted common shares	30,291	23,276	7,015	30.1%

Return on average total assets	1.05%	1.25%
Return on average equity	9.11%	11.78%
Efficiency ratio	65.19%	65.24%

	Nine months ended
	September 30,
(dollars and shares in thousands)	2018	2017	$ Change	% Change
Net interest income	$151,344	$129,511	$21,833	16.9%
Provision for (benefit from) loan losses	1,777	(1,588)	3,365
Noninterest income	36,650	37,543	(893)	(2.4%)
Noninterest expense	(123,410)	(108,948)	(14,462)	13.3%
Provision for income taxes	(17,698)	(22,129)	4,431	(20.0%)

Net income	$45,109	$37,565	$7,544	20.1%

Diluted earnings per share	$1.76	$1.62	$0.14	8.9%
Dividends per share	$0.51	$0.49	$0.02	4.1%
Average common shares	25,317	22,901	2,416	10.5%
Average diluted common shares	25,617	23,239	2,378	10.2%

Return on average total assets	1.15%	1.11%
Return on average equity	10.44%	10.09%
Efficiency ratio	65.65%	65.22%

The following is a summary of certain of the Company’s consolidated assets and deposits as of the dates indicated:

Ending balances	As of September 30,			Acquired	Organic	Organic
($’s in thousands)	2018	2017	$ Change	Balances	$ Change	% Change
Total assets	$6,318,865	$4,656,435	$1,662,430	$1,463,199	$199,231	4.3%
Total loans	4,027,436	2,931,613	1,095,823	834,683	261,140	8.9%
Total investments	1,535,953	1,231,759	304,194	335,667	(31,473)	(2.6%)
Total deposits	$5,093,117	$3,927,456	$1,165,661	$991,935	$173,726	4.4%

Qtrly avg balances	As of September 30,			Acquired	Organic	Organic
($’s in thousands)	2018	2017	$ Change	Balances	$ Change	% Change
Total assets	$6,168,344	$4,572,424	$1,595,920	$1,463,199	$132,721	2.9%
Total loans	4,028,462	2,878,944	1,149,518	834,683	314,835	10.9%
Total investments	1,490,065	1,250,207	239,858	335,667	(95,809)	(7.7%)
Total deposits	$5,068,841	$3,878,183	$1,190,658	$991,935	$198,723	5.1%

Overall results for the three and nine months ended September 30, 2018 were primarily benefited by the acquisition of First National Bank of Northern California, the wholly owned subsidiary of FNB Bancorp, effective July 6, 2018. In connection with the acquisition and subsequent integration and restructuring, the Company incurred a variety of expenses. During the three and nine month periods ended September 30, 2018 total non-interest expenses increased by $10,156,000 and $14,462,000 as compared to the same periods in 2017. The non-recurring costs included in those increases were $4,150,000 and $5,227,000 for the three and nine months ended September 30, 2018.

In addition to the $834,683,000 in loans acquired, recorded net of a $33,417,000 discount, organic loan growth totaled $177,588,000 or an annualized rate of 7.9% during the first nine months of 2018.    In addition to the $991,935,000 in acquired deposits, organic deposit growth for the first nine months of 2018 was $92,051,000 or 3.1% on an annualized basis. Total assets acquired from FNB Bancorp totaled $1,306,539,000, inclusive of the core deposit intangible. Goodwill associated with the acquisition of FNB Bancorp was $156,661,000 and the core deposit intangible, which will be amortized over an estimated weighted average life of 6.2 years, was $27,605,000.

Net Interest Income and Net Interest Margin

The following is a summary of the components of net interest income for the periods indicated:

	Three months ended
	September 30,
(dollars in thousands)	2018	2017	$ Change	% Change
Interest income	$64,554	$45,913	$18,641	40.6%
Interest expense	(4,065)	(1,829)	(2,236)	122.3%
FTE adjustment	357	624	(267)	(42.8%)

Net interest income (FTE)	$60,846	$44,708	$16,138	36.1%

Net interest margin (FTE)	4.32%	4.24%

Acquired loans discount accretion:
Amount (included in interest income)	$2,098	$1,364	$734	53.8%
Effect on average loan yield	0.21%	0.19%
Effect on net interest margin (FTE)	0.15%	0.13%

	Three months ended
	September 30,	June 30,
(dollars in thousands)	2018	2018	$ Change	% Change
Interest income	$64,554	$48,478	$16,076	33.2%
Interest expense	(4,065)	(2,609)	(1,456)	55.8%
FTE adjustment	357	313	44	14.1%

Net interest income (FTE)	$60,846	$46,182	$14,664	31.8%

Net interest margin (FTE)	0.25%	0.16%

Acquired loans discount accretion:
Amount (included in interest income)	$2,098	$559	$1,539	275.3%
Effect on average loan yield	0.21%	0.07%
Effect on net interest margin (FTE)	0.15%	0.05%

	Nine months ended
	September 30,
(dollars in thousands)	2018	2017	$ Change	% Change
Interest income	$160,153	$134,441	$25,712	19.1%
Interest expense	(8,809)	(4,930)	(3,879)	78.7%
FTE adjustment	982	1,874	(892)	(47.6%)

Net interest income (FTE)	$152,326	$131,385	$20,941	15.9%

Net interest margin (FTE)	4.21%	4.21%

Acquired loans discount accretion:
Amount (included in interest income)	$3,289	$5,075	$(1,786)	(35.2%)
Effect on average loan yield	0.13%	0.24%
Effect on net interest margin (FTE)	0.09%	0.16%

Loans may be acquired at a premium or discount to par value, in which case, the premium is amortized (subtracted from) or accreted (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effects of loan discount accretion and loan premium amortization decrease as the purchased loans mature or pay off early. Upon the early pay off of a loan, any remaining (unaccreted) discount or (unamortized) premium is immediately taken into interest income; and as loan payoffs may vary significantly from quarter to quarter, so may the impact of discount accretion and premium amortization on interest income. During the three and nine months ended September 30, 2018 purchased loan discount accretion was $2,098,000 and $3,289,000; for the three and nine months ended September 30, 2017 purchased loan accretion was $1,364,000 and $5,075,000. The changes in volume of interest earning assets and interest bearing liabilities contributed an additional $15,937,000 in interest income while the changes in rates contributed $201,000 during the current quarter as compared to the quarter ended September 30, 2017. The decreases in Federal tax equivalent yield adjustment are due to the changes in tax rate changes which became effective on January 1, 2018 whereby the Federal tax rate was reduced from 35% to 21%.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended September 30, 2018			Three Months Ended June 30, 2018			Three Months Ended September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Loans	$4,028,462	$53,102	5.27%	$3,104,126	$39,304	5.06%	$2,878,944	$37,268	5.18%
Investments - taxable	1,336,361	9,648	2.89%	1,122,534	7,736	2.76%	1,114,112	7,312	2.63%
Investments - nontaxable (1)	153,704	1,546	4.02%	136,126	1,355	3.98%	136,095	1,665	4.89%

Total investments	1,490,065	11,194	3.00%	1,258,660	9,091	2.89%	1,250,207	8,977	2.87%
Cash at Federal Reserve and other banks	119,635	615	2.06%	94,874	396	1.67%	85,337	292	1.37%

Total earning assets	5,638,162	64,911	4.61%	4,457,660	48,791	4.38%	4,214,488	46,537	4.42%
Other assets, net	530,182			356,863			357,936

Total assets	$6,168,344			$4,814,523			$4,572,424

Liabilities and shareholders’ equity
Interest-bearing demand deposits	$1,125,159	248	0.09%	$995,528	214	0.09%	$949,348	206	0.09%
Savings deposits	1,803,022	833	0.18%	1,393,121	427	0.12%	1,365,249	419	0.12%
Time deposits	430,286	991	0.92%	313,556	593	0.76%	310,325	403	0.52%

Total interest-bearing deposits	3,358,467	2,072	0.25%	2,702,205	1,234	0.18%	2,624,922	1,028	0.16%
Other borrowings	246,637	1,178	1.91%	139,307	586	1.68%	65,234	149	0.91%
Junior subordinated debt	56,973	815	5.72%	56,928	789	5.54%	56,784	652	4.59%

Total interest-bearing liabilities	3,662,077	4,065	0.44%	2,898,440	2,609	0.36%	2,746,940	1,829	0.27%
Noninterest-bearing deposits	1,710,374			1,339,905			1,253,261
Other liabilities	86,131			65,745			64,834
Shareholders’ equity	709,762			510,433			507,389

Total liabilities and shareholders’ equity	$6,168,344			$4,814,523			$4,572,424

Net interest rate spread (1) (2)			4.17%			4.02%			4.15%
Net interest income and net interest margin (1) (3)		$60,846	4.32%		$46,182	4.14%		$44,708	4.24%

(1)	Fully taxable equivalent (FTE)
(2)	Net interest spread is the average yield earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(3)	Net interest margin is computed by calculating the difference between interest income and interest expense, divided by the average balance of interest-earning assets.

Net interest income (FTE) during the three months ended September 30, 2018 increased $16,138,000 or 36.1% to $60,846,000 compared to $44,708,000 during the three months ended September 30, 2017. The increase in net interest income (FTE) was due primarily to an increase in the average balance of loans and a 9 basis point increase in yield on loans, which was partially offset due to an increase in the average balance of interest-bearing liabilities and a 17 basis point increase in the average rate paid on interest-bearing liabilities.

The index utilized in a significant portion of the Company’s variable rate loans, Wall Street Journal Prime, has increased by 1.00% to 5.25% at September 30, 2018 as compared to 4.25% at September 30, 2017. The 9 basis point increase in loan yields from 5.18% during the three months ended September 30, 2017 to 5.27% during the three months ended September 30, 2018 was primarily due to increases in market rates. More specifically, increases in purchased loan discount accretion between the three months ended September 30, 2018 and 2017 contributed to an increase net interest margin by only 2 basis points.    More importantly, yields on loans increased 21 basis points as compared to the prior quarter from 5.06% for the three months ended June 30, 2018 of which 14 basis points were contributed by increases in loan discount accretion and the remaining 7 basis points were contributed by changes in the coupon rate associated with loans. On their acquisition date, the weighted average coupon rate was 4.88% for loans acquired during the three month period ended September 30, 2018.

The increase in the average rate paid on interest-bearing liabilities for the trailing and comparable quarters of 8 basis points and 17 basis points, respectively, was due in part to differences in market rates associated with deposits acquired from First National Bank of Northern California and to increases in the variable rates paid on other borrowings and subordinated debt. The weighted average rate associated with interest bearing acquired deposits was 0.29% for non-time deposits and 0.92% for time deposits on the day of acquisition. The rate paid on other borrowings was 2.31% at September 30, 2018 as compared to 2.05% and 1.11% as of the trailing quarter and the same quarter in the prior year, respectively.

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Loans	$3,390,447	$130,455	5.13%	$2,807,453	$108,600	5.16%
Investments - taxable	1,195,541	25,042	2.79%	1,076,887	21,637	2.68%
Investments - nontaxable (1)	142,061	4,254	3.99%	136,213	4,998	4.89%

Total investments	1,337,602	29,296	2.92%	1,213,100	26,635	2.93%
Cash at Federal Reserve and other banks	101,889	1,384	1.81%	139,739	1,080	1.03%

Total earning assets	4,829,938	161,135	4.45%	4,160,292	136,315	4.37%
Other assets, net	416,520			359,489

Total assets	$5,246,458			$4,519,781

Liabilities and shareholders’ equity
Interest-bearing demand deposits	$1,038,775	673	0.09%	$931,079	534	0.08%
Savings deposits	1,524,048	1,671	0.15%	1,364,812	1,253	0.12%
Time deposits	350,559	2,058	0.78%	321,150	1,109	0.46%

Total interest-bearing deposits	2,913,382	4,402	0.20%	2,617,041	2,896	0.15%
Other borrowings	165,026	2,106	1.70%	34,413	164	0.64%
Junior subordinated debt	56,928	2,301	5.39%	56,737	1,870	4.39%

Total interest-bearing liabilities	3,135,336	8,809	0.37%	2,708,191	4,930	0.24%

Noninterest-bearing deposits	1,462,209			1,247,201
Other liabilities	72,772			67,854
Shareholders’ equity	576,141			496,535

Total liabilities and shareholders’ equity	$5,246,458			$4,519,781

Net interest rate spread (1) (2)			4.08%			4.13%
Net interest income and net interest margin (1) (3)		$152,326	4.21%		$131,385	4.21%

(1)	Fully taxable equivalent (FTE)
(2)	Net interest spread is the average yield earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(3)	Net interest margin is computed by calculating the difference between interest income and interest expense, divided by the average balance of interest-earning assets.

Net interest income (FTE) during the nine months ended September 30, 2018 increased $20,941,000 or 15.9% to $152,326,000 compared to $131,385,000 during the nine months ended September 30, 2017. The increase in net interest income (FTE) was due primarily to an increase in the average balance of loans, which was partially offset by an increase in the average balance of interest-bearing liabilities and a 13 basis point increase in the average rate paid on interest-bearing liabilities.

During the nine months ended September 30, 2018, the average balance of loans increased by $582,994,000 or 20.8% to $3,390,447,000. The increase in net interest income was partially offset by a decrease in the year-to-date purchased loan discount accretion from $5,075,000 during the nine months ended September 30, 2017 to $3,289,000 during the nine months ended September 30, 2018. This decrease in purchased loan discount accretion reduced loan yields by 11 basis points, and net interest margin by 7 basis points. The 13 basis point increase in the average rate paid on interest-bearing liabilities was primarily due to increases in market rates that increased the rates the Company pays on its time deposits, overnight borrowings, and junior subordinated debt.

Also affecting net interest margin during the three and nine months ended September 30, 2018, was the decrease in the Federal tax rate from 35% to 21%. This decrease in the Federal tax rate caused the fully tax-equivalent (FTE) yield on the Company’s nontaxable investments to decrease from 4.89% during the nine months ended September 30, 2017 to 3.99% during the nine months ended September 30, 2018.

Asset Quality and Loan Loss Provisioning

The Company recorded provisions for loan losses of $2,651,000 and $765,000 during the three months ended September 30, 2018 and 2017, respectively. While the Company did record net charge-offs of $572,000 during the third quarter of 2018 as compared to net charge-offs of $161,000 in the 2017 quarter, the primary cause for the increase in provision for loan losses was due to changes in the Company’s analysis of qualitative factors associated with the

California economy. More specifically, the Company has become more cautious about the risks associated with trends in California real estate prices and the decrease in affordability of housing in the markets served by the Company. Loan growth, excluding acquired loans, also contributed to the need for additional provisioning.

During the nine months ended September 30, 2018 the Company recorded a loan loss provision of $1,777,000 as compared to a reversal of provision for loan losses of $1,588,000 during the nine months ended September 30, 2017. Nonperforming loans were $27,148,000, or 0.67% of loans outstanding as of September 30, 2018, compared to $25,420,000, or 0.81% of loans outstanding as of June 30, 2018 and $24,394,000 or 0.81% of loans outstanding as of December 31, 2017. The fair value of loans acquired with deteriorated credit quality during the current quarter totaled $1,302,000.

The Company continued to experience improvement in the overall credit quality of its loan portfolio. At September 30, 2018 loans past due greater than thirty days totaled $13,218,000 or 0.33% of loans outstanding, as compared to $11,626,000 or 0.37% at June 30, 2018 and $11,609,000 or 0.39% at December 31, 2017. At September 30, 2018, classified loans totaled $45,548,000 (1.13% of total loans) compared to $44,202,000 (1.40%) and $53,593,000 (1.78%) at June 30, 2018 and December 31, 2017, respectively.

Non-interest Income

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended
	September 30,
(dollars in thousands)	2018	2017	$ Change	% Change
ATM fees and interchange	$4,590	$4,209	$381	9.1%
Service charges on deposit accounts	4,015	4,160	(145)	(3.5%)
Other service fees	676	917	(241)	(26.3%)
Mortgage banking service fees	499	514	(15)	(2.9%)
Change in value of mortgage servicing rights	(37)	(325)	288	(88.6%)

Total service charges and fees	9,743	9,475	268	2.8%

Commission on nondeposit investment products	728	672	56	8.3%
Increase in cash value of life insurance	732	732	—	0.0%
Gain on sale of loans	539	606	(67)	(11.1%)
Lease brokerage income	186	234	(48)	(20.5%)
Gain on sale of investment securities	207	961	(754)	(78.5%)
Gain on sale of foreclosed assets	2	37	(35)	(94.6%)
Other noninterest income	49	213	(164)	(77.0%)

Total other noninterest income	2,443	3,455	(1,012)	(29.3%)

Total noninterest income	$12,186	$12,930	$(744)	(5.8%)

Noninterest income decreased $744,000 (5.8%) to $12,186,000 during the three months ended September 30, 2018 compared to the three months ended September 30, 2017. The decrease in noninterest income was due to the changes noted in the table above. The decrease of $241,000 (26.3%) in other service fees was caused primarily by a decrease in merchant residual income due to the lagging effect of transitioning to a new processor, decreasing from $362,000 during the three months ended September 30, 2017 to $161,000 during the three months ended September 30, 2018. Gains from sales of investments securities decreased by $754,000 (78.5%) due to less sales activity during the three month period ending September 30, 2018. Offsetting the decreases in non-interest income was an increase of $288,000 (88.6%) in change in value of mortgage servicing rights (MSRs) due to slight decreases in estimated prepayment speeds during the three months ended September 30, 2018.

	Nine months ended
	September 30,
(dollars in thousands)	2018	2017	$ Change	% Change
ATM fees and interchange	$13,301	$12,472	$829	6.6%
Service charges on deposit accounts	11,407	12,102	(695)	(5.7%)
Other service fees	2,054	2,521	(467)	(18.5%)
Mortgage banking service fees	1,527	1,561	(34)	(2.2%)
Change in value of mortgage servicing rights	38	(795)	833	(104.8%)

Total service charges and fees	28,327	27,861	466	1.7%

Commission on nondeposit investment products	2,414	1,984	430	21.7%
Increase in cash value of life insurance	1,996	2,043	(47)	(2.3%)
Gain on sale of loans	1,831	2,293	(462)	(20.1%)
Lease brokerage income	514	601	(87)	(14.5%)
Gain on sale of investment securities	207	961	(754)	(78.5%)
Gain on sale of foreclosed assets	390	308	82	26.6%
Other noninterest income	971	1,492	(521)	(34.9%)

Total other noninterest income	8,323	9,682	(1,359)	(14.0%)

Total noninterest income	$36,650	$37,543	$(893)	(2.4%)

Noninterest income decreased $893,000 (2.4%) to $36,650,000 during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017. The decrease in noninterest income was due to the changes noted in the table above. The $695,000 (5.7%) decrease in service charges on deposit accounts was made up of a $688,000 (10%) decrease in nonsufficient fund (NSF) fees to $6,220,000, and a $7,000 (0.1%) decrease in other deposit account service charges to $5,188,000. The decrease in NSF fees was due primarily to continued growth in customer adoption of the Company’s digital services that improves the ability of customers to manage funds and avoid overdrafts. The decrease in other deposit service charges was due primarily to the rapid growth of customer adoption of e-Statements that reduces statement fees. While both of these revenue generating activities decreased, the Company has a net benefit through a reduction in actual operational costs. The decrease of $467,000 (18.5%) in other service fees was caused primarily by a decrease in merchant residual income due to the lagging effect of transitioning to a new processor, decreasing from $890,000 during the prior nine month period to $471,000 during the nine months ended September 30, 2018. Gains from sales of investments securities decreased by $754,000 (78.5%) due to less sales activity during the nine month period ending September 30, 2018. The $833,000 (104.8%) increase in change in value of mortgage servicing rights (MSRs) was due to slight decreases in prepayment speeds during the nine months ended September 30, 2018. During the nine months ended September 30, 2017, the Company recorded other non-interest income of $490,000 related to the termination of a loss sharing agreement with the FDIC.

Non-interest Expense

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended
	September 30,
(dollars in thousands)	2018	2017	$ Change	% Change
Base salaries, overtime and temporary help, net of deferred loan origination costs	$17,051	$13,600	$3,451	25.4%
Commissions and incentives	3,223	2,609	614	23.5%
Employee benefits	5,549	4,724	825	17.5%

Total salaries and benefits expense	25,823	20,933	4,890	23.4%

Occupancy	3,173	2,799	374	13.4%
Data processing and software	2,786	2,495	291	11.7%
Merger and acquisition expense	4,150	—	4,150
Equipment	1,750	1,816	(66)	(3.6%)
ATM and POS network charges	1,195	1,425	(230)	(16.1%)
Advertising	1,341	1,039	302	29.1%
Professional fees	929	901	28	3.1%
Telecommunications	819	716	103	14.4%
Regulatory assessments and insurance	537	427	110	25.8%
Intangible amortization	1,390	339	1,051	310.0%
Postage	275	325	(50)	(15.4%)
Courier service	278	235	43	18.3%
Operational losses	217	301	(84)	(27.9%)
Other miscellaneous expense	2,715	3,471	(756)	(21.8%)

Total other noninterest expense	21,555	16,289	5,266	32.3%

Total noninterest expense	$47,378	$37,222	$10,156	27.3%

Average full time equivalent employees	1,146	993	153	15.4%

Salary and benefit expenses increased $4,890,000 (23.4%) to $25,823,000 during the three months ended September 30, 2018 compared to $20,933,000 during the three months ended September 30, 2017. Base salaries, net of deferred loan origination costs increased $3,451,000 (25.4%) to $17,051,000. The increase in base salaries was primarily due to the additional full-time equivalent employees acquired with the FNBB merger. Average full-time equivalent employees increased by 153 or 15.4% during the comparable quarters. In addition, increases in base salaries due to annual merit increases and the addition of employees with base salaries above the average base salary also contributed to the increase. Commissions and incentive compensation increased $614,000 (23.5%) to $3,223,000 during the three months ended September 30, 2018 compared to the year-ago quarter. Benefits & other compensation expense increased $825,000 (17.5%) to $5,549,000 during the three months ended September 30, 2018 due primarily to the increase in full time equivalent employees and to a lesser extent an increase in health insurance expense. Severance and other merger related non-recurring compensation costs are included with “merger and acquisition expense” in the table above.

Other noninterest expense increased $5,266,000 (32.3%) to $21,555,000 during the three months ended September 30, 2018 compared to the three months ended September 30, 2017.    The increase in other noninterest expense was due to the changes noted in the table above. During the three months ended September 30, 2018, the Company incurred $4,150,000 of merger related expense associated with the merger with FNB Bancorp.

	Nine months ended
	September 30,
(dollars in thousands)	2018	2017	$ Change	% Change
Base salaries, overtime and temporary help, net of deferred loan origination costs	$45,442	$40,647	$4,795	11.8%
Commissions and incentives	7,834	6,980	854	12.2%
Employee benefits	15,652	14,693	959	6.5%

Total salaries and benefits expense	68,928	62,320	6,608	10.6%

Occupancy	8,574	8,196	378	4.6%
Data processing and software	7,979	7,332	647	8.8%
Merger and acquisition expense	5,227	—	5,227
Equipment	4,938	5,344	(406)	(7.6%)
ATM and POS network charges	3,858	3,353	505	15.1%
Advertising	3,214	3,173	41	1.3%
Professional fees	2,475	2,357	118	5.0%
Telecommunications	2,201	2,027	174	8.6%
Regulatory assessments and insurance	1,384	1,252	132	10.5%
Intangible amortization	2,068	1,050	1,018	97.0%
Postage	934	1,058	(124)	(11.7%)
Courier service	769	752	17	2.3%
Operational losses	763	1,166	(403)	(34.6%)
Other miscellaneous expense	10,098	9,568	530	5.5%

Total other noninterest expense	54,482	46,628	7,854	16.8%

Total noninterest expense	$123,410	$108,948	$14,462	13.3%

Average full time equivalent employees	1,050	1,005	45	4.5%

Salary and benefit expenses increased $6,608,000 (10.6%) to $68,928,000 during the nine months ended September 30, 2018 compared to $62,320,000 during the nine months ended September 30, 2017. Base salaries, net of deferred loan origination costs increased $4,795,000 (11.8%) to $45,442,000. The increase in base salaries was primarily due to the additional full-time equivalent employees acquired with the FNBB merger. Average full-time equivalent employees increased by 45 or 4.5% during the comparable nine month periods. In addition, increases in base salaries due to annual merit increases and the addition of employees with base salaries above the average base salary also contributed to the increase. Commissions and incentive compensation increased $854,000 (12.2%) to $7,834,000 during the nine months ended September 30, 2018 compared to the prior year-to-date period. Benefits & other compensation expense increased $959,000 (6.5%) to $15,652,000 during the nine months ended September 30, 2018 due primarily to the increase in full time equivalent employees and to a lesser extent an increase in health insurance expense.

Other noninterest expense increased $7,854,000 (16.8%) to $54,482,000 during the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.    The increase in other noninterest expense was due to the changes noted in the table above. During the nine months ended September 30, 2018, the Company incurred $5,227,000 of merger related expense associated with the merger with FNB Bancorp.

Balance Sheet

In addition to the balance sheet changes which resulted from the acquisition of FNB Bancorp, total assets grew by $199,231,000 between September 2017 and September 2018. This growth was led by $261,140,000 related to organic loan growth which was funded by $31,473,000 in normally scheduled payments on investment securities, $173,726,000 in organic deposit growth and an increase in other borrowings of $19,101,000. Total equity increased to $802,115,000 at September 30, 2018 as compared to $512,344,000 at the close of the trailing quarter and inclusive of $26,959,000 and $21,123,000 in accumulated other comprehensive loss at the same periods. As a result the Company’s book value per share increased to $26.37 from $22.27 per share at June 30, 2018. Based on a net increase in intangible assets of $182,876,000 and an increase in total shares outstanding of 7,413,655, the Company’s tangible book value decreased to $18.10 per share from $19.28 per share at June 30, 2018.

About TriCo Bancshares

Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of TriCo Bancshares (NASDAQ: TCBK) headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.

Forward-Looking Statement

The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. There can be no assurance that future developments affecting us will be the same as those anticipated by management. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the impact of changes in financial services policies, laws and regulations; technological changes; mergers and acquisitions; changes in the level of our nonperforming assets and charge-offs; any deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting standards and practices; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; our ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; the impact of competition from other financial service providers; the possibility that any of the anticipated benefits of our recent merger with FNBB will not be realized or will not be realized within the expected time period, or that integration of FNBB’s operations will be more costly or difficult than expected; the challenges of integrating and retaining key employees; unanticipated regulatory or judicial proceedings; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and our ability to manage the risks involved in the foregoing. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of our website, https://www.tcbk.com/investor-relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Revenue and Expense Data
Interest income	$64,554	$48,478	$47,121	$46,961	$45,913
Interest expense	4,065	2,609	2,135	1,868	1,829

Net interest income	60,489	45,869	44,986	45,093	44,084
Provision for (benefit from) loan losses	2,651	(638)	(236)	1,677	765
Noninterest income:
Service charges and fees	9,743	9,228	9,356	9,562	9,475
Gain on sale of investment securities	207	—	—	—	961
Other income	2,236	2,946	2,934	2,916	2,494

Total noninterest income	12,186	12,174	12,290	12,478	12,930
Noninterest expense:
Salaries and benefits	25,823	21,453	21,652	20,610	20,933
Occupancy and equipment	5,056	4,357	4,232	4,495	4,615
Data processing and network	3,981	4,116	3,740	4,515	3,920
Other noninterest expense	12,518	7,944	8,538	8,456	7,754

Total noninterest expense	47,378	37,870	38,162	38,076	37,222

Total income before taxes	22,646	20,811	19,350	17,818	19,027

Net income	$16,170	$15,029	$13,910	$2,989	$11,897

Share Data
Basic earnings per share	$0.54	$0.65	$0.61	$0.13	$0.52
Diluted earnings per share	$0.53	$0.65	$0.60	$0.13	$0.51
Dividends per share	$0.17	$0.17	$0.17	$0.17	$0.17
Book value per common share	$26.37	$22.27	$22.01	$22.03	$22.09
Tangible book value per common share (1)	$18.10	$19.28	$19.00	$19.01	$19.04
Shares outstanding	30,417,818	23,004,153	22,956,323	22,955,963	22,941,464
Weighted average shares	30,011,307	22,983,439	22,956,239	22,944,523	22,931,855
Weighted average diluted shares	30,291,225	23,276,471	23,283,127	23,289,545	23,244,235
Credit Quality
Past due greater than 30 days	$13,218	$11,626	$20,416	$11,609	$11,571
Nonperforming originated loans	17,087	17,077	16,080	15,463	11,689
Total nonperforming loans	27,148	25,420	24,381	24,394	21,955
Total nonperforming assets	28,980	26,794	25,945	27,620	25,026
Loans charged-off	1,142	318	480	627	862
Loans recovered	$570	$507	$366	$526	$701
Selected Financial Ratios
Return on average total assets	1.05%	1.25%	1.17%	0.26%	1.04%
Return on average equity	9.11%	11.78%	11.00%	2.33%	9.38%
Average yield on loans	5.27%	5.06%	5.03%	5.18%	5.18%
Average yield on interest-earning assets	4.61%	4.38%	4.33%	4.44%	4.42%
Average rate on interest-bearing deposits	0.25%	0.18%	0.16%	0.16%	0.16%
Average cost of total deposits	0.16%	0.12%	0.11%	0.11%	0.11%
Average rate on borrowings and subordiated debt	2.63%	2.80%	2.52%	2.72%	2.63%
Average rate on interest-bearing liabilities	0.44%	0.36%	0.30%	0.27%	0.27%
Net interest margin (fully tax-equivalent)	4.32%	4.14%	4.14%	4.26%	4.24%
Loans to deposits	79.08%	77.17%	75.16%	75.21%	74.64%
Efficiency ratio	65.19%	65.24%	66.63%	66.14%	65.29%
Supplemental Loan Interest Income Data:
Discount accretion on acquired loans	$2,098	$559	$632	$1,489	$1,364
All other loan interest income	51,004	38,745	37,417	36,705	35,904
Total loan interest income	$53,102	$39,304	$38,049	$38,194	$37,268

Note:

(1)

Tangible book value per share is calculated by subtracting Goodwill and Other intangible assets from Total shareholders’ equity and dividing that result by the shares outstanding at the end of the period.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Balance Sheet Data
Cash and due from banks	$226,543	$184,062	$182,979	$205,428	$188,034
Securities, available for sale	1,058,806	757,075	738,785	730,883	678,236
Securities, held to maturity	459,897	477,745	496,035	514,844	536,567
Restricted equity securities	17,250	16,956	16,956	16,956	16,956
Loans held for sale	3,824	3,601	2,149	4,616	2,733
Loans:
Commercial loans	289,645	237,619	216,015	220,500	227,479
Consumer loans	421,287	350,925	348,789	365,113	361,320
Real estate mortgage loans	3,132,202	2,401,040	2,359,379	2,291,995	2,194,874
Real estate construction loans	184,302	156,729	145,550	137,557	147,940

Total loans, gross	4,027,436	3,146,313	3,069,733	3,015,165	2,931,613
Allowance for loan losses	(31,603)	(29,524)	(29,973)	(30,323)	(28,747)

Total loans, net	3,995,833	3,116,789	3,039,760	2,984,842	2,902,866
Foreclosed assets	1,832	1,374	1,564	3,226	3,071
Premises and equipment	89,290	59,014	58,558	57,742	54,995
Cash value of life insurance	116,596	99,047	98,391	97,783	97,142
Goodwill	220,972	64,311	64,311	64,311	64,311
Other intangible assets	30,711	4,496	4,835	5,174	5,513
Accrued interest receivable	19,592	14,253	12,407	13,772	12,656
Other assets	77,719	64,430	63,227	61,738	93,355

Total assets	$6,318,865	$4,863,153	$4,779,957	$4,761,315	$4,656,435
Deposits:
Noninterest-bearing demand deposits	$1,710,505	$1,369,834	$1,359,996	$1,368,218	$1,283,949
Interest-bearing demand deposits	1,152,705	1,006,331	1,022,299	971,459	965,480
Savings deposits	1,801,087	1,385,268	1,395,481	1,364,518	1,367,597
Time certificates	428,820	315,789	306,628	304,936	310,430

Total deposits	5,093,117	4,077,222	4,084,404	4,009,131	3,927,456
Accrued interest payable	1,729	1,175	958	930	867
Other liabilities	82,077	62,623	67,393	66,422	65,839
Other borrowings	282,831	152,839	65,041	122,166	98,730
Junior subordinated debt	56,996	56,950	56,905	56,858	56,810

Total liabilities	$5,516,750	$4,350,809	$4,274,701	$4,255,507	$4,149,702
Common stock	541,519	256,590	256,226	255,836	255,231
Retained earnings	287,555	276,877	266,235	255,200	256,114
Accumulated other comprehensive loss	(26,959)	(21,123)	(17,205)	(5,228)	(4,612)

Total shareholders’ equity	$802,115	$512,344	$505,256	$505,808	$506,733
Average Balance Data
Average loans	$4,028,462	$3,104,126	$3,028,178	$2,948,277	$2,878,944
Average interest-earning assets	$5,638,162	$4,457,660	$4,380,596	$4,289,656	$4,214,488
Average total assets	$6,168,344	$4,814,523	$4,741,227	$4,658,677	$4,572,424
Average deposits	$5,068,841	$4,042,110	$4,004,332	$3,961,422	$3,878,183
Average borrowings and subordinated debt	$303,610	$196,235	$164,663	$118,606	$122,018
Average total equity	$709,762	$510,433	$506,013	$513,007	$507,389
Capital Ratio Data
Total risk based capital ratio	13.9%	13.9%	13.9%	14.1%	14.4%
Tier 1 capital ratio	13.2%	13.1%	13.0%	13.2%	13.6%
Tier 1 common equity ratio	12.0%	11.7%	11.6%	11.7%	12.1%
Tier 1 leverage ratio	10.7%	10.9%	10.8%	10.8%	11.0%
Tangible capital ratio	9.1%	9.3%	9.3%	9.3%	9.5%

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